ADMINISTRATIVE SERVICES AGREEMENT

                  AGREEMENT made as of October 26, 1993 by and between Excelsior Funds, a Delaware business trust ("the Trust"), and Signature Broker-Dealer Services, Inc., a Delaware corporation (the "Administrator").

                               W I T N E S E T H:

                  WHEREAS, the Trust is registered as a open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                  WHEREAS, the Trust wishes to retain the Administrator to provide certain fund accounting and administration services with respect to the Trust's series-Excelsior Equity Fund, Excelsior Income and Growth Fund, Excelsior Income Fund, Excelsior Total Return Bond Fund, Excelsior Socially Responsible Equity Fund, Excelsior Institutional Money Fund, and Excelsior Institutional Treasury Money Fund (collectively with additional series which may be established in the future, the "Funds")-and the Administrator is willing to furnish such services;

                  NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. APPOINTMENT. The Trust hereby appoints the Administrator to provide fund accounting and administration services for the benefit of the Funds, subject to the supervision of the Board of Trustees of the Trust (the "Board"), for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to furnish the services herein set forth in return for the compensation provided in Paragraph 5 of this Agreement and Schedule A referred to therein. The Trust currently consists of the Funds listed in Schedule B, attached hereto. The Trust shall notify the Administrator in writing of each additional Fund established by the Trust. Each new Fund shall be subject to the provisions of this Agreement, except to the extent that said provisions (including those relating to the compensation and expenses payable by the Fund) may be modified with respect to such new Fund in writing by the Trust and the Administrator at the time of the addition of such new Fund.

         2.       REPRESENTATIONS AND WARRANTIES.

         (a)  The Administrator represents and warrants to the Trust that:

                        (i) the Administrator is empowered under applicable laws
              and by its Certificate of Incorporation and By-Laws to enter into and perform this Agreement;

                        (ii) all requisite corporate proceedings have been taken
              to authorize the Administrator to enter into and perform this Agreement;


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                        (iii) the Administrator has, and will continue to have,
              access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

                        (iv) no legal or administrative proceedings have been
              instituted or threatened which would impair the Administrator's ability to perform its duties and obligations under this Agreement; and

                        (v) the Administrator's entrance into this Agreement
              shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to the Administrator;

        (b)   The Trust represents and warrants to the Administrator that:

                        (i) The Trust is a Delaware business trust, duly
              organized and existing and in good standing under the laws of the State of Delaware;

                        (ii) The Trust is empowered under applicable laws and by
              its Trust Instrument and By-Laws to enter into and perform this Agreement;

                        (iii) all requisite proceedings have been taken to
              authorize the Trust to enter into and perform this Agreement;

                        (iv) the Trust is an investment company properly
              registered under the 1940 Act;

                        (v) registration statements under the Securities Act of
              1933, as amended (the "1933 Act"), and/or the 1940 Act on Form N-1A have been filed and will be effective and will remain effective during the term of this Agreement, and all necessary filings under the laws of the applicable states will have been made and will be current during the term of this Agreement;

                        (vii) no legal or administrative proceedings have been
              instituted or threatened which would impair the Trust's ability to perform its duties and obligations under this Agreement; and

                        (viii) the Trust's entrance into this Agreement shall
              not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to the Trust.

         3. DELIVERY OF DOCUMENTS. The Trust will promptly furnish to the Administrator such copies, properly certified or authenticated, of contracts, documents and other related information that the Administrator may request or requires to properly discharge its duties. Such documents may include but are not limited to the following:


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         (a)  Resolutions of the Board authorizing the appointment of the
         Administrator to provide certain fund accounting and administration services to the Funds and approving this Agreement;

         (b   The Trust's Trust Instrument;

         (c)  The Trust's By-laws ("By-laws");

         (d) The Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange
         Commission ("SEC");

         (e) The Trust's registration statements including exhibits, as amended, on Form N-1A (the "Registration Statement") under the 1933 Act and/or the 1940 Act, as applicable, as filed with the SEC;

         (f) Copies of the Investment Advisory Agreement between the Trust and its investment adviser (the "Advisory Agreement");

         (g)  Opinions of counsel and auditors reports;

         (h) The Trust's Prospectus(es), Statement(s) of Additional Information, and/or Offering Memorandum(a), as applicable, relating to all Funds and all amendments and supplements thereto (such Prospectus(es), Statement(s) of Additional Information, Offering Memorandum(a) and supplements thereto, as presently in effect and as from time to time hereafter amended and supplemented, are hereinafter referred to as the "Prospectuses"); and

         (i) Such other agreements as the Trust may enter into from time to time, including securities lending agreements, futures and commodities account agreements, brokerage agreements, and options agreements.

         4.        SERVICES PROVIDED BY THE ADMINISTRATOR.

         (a) The Administrator will provide the following services subject to the control, direction and supervision of the Board and in compliance with the objectives, policies and limitations set forth in the Trust's Registration Statement, Trust Instrument and By-Laws; applicable laws and regulations; and all resolutions and policies implemented by the
         Board:

                           (i)      Trust administration; and

                           (ii)     Fund accounting.

         A detailed description of each of the above services is contained in Schedules C and D, respectively, to this Agreement.

         (b)      The Administrator will also:

               (i) provide office facilities with respect to the provision of the services contemplated herein (which may be in the offices of the Administrator or a corporate affiliate of the Administrator);


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               (ii) provide the services of individuals to serve as the Trust's officers, to be designated by the Administrator and elected by the Board;

               (iii) provide or otherwise obtain personnel sufficient, in the Administrator's sole discretion, for provision of the services contemplated herein;

               (iv) furnish equipment and other materials, which the Administrator, in its sole discretion, believes are necessary or desirable for provision of the services contemplated herein; and

               (v) keep records relating to the services provided hereunder in such form and manner as set forth in Schedule C and D and as the Administrator may otherwise deem appropriate or advisable, all in accordance with the 1940 Act. To the extent required by Section 31 of the 1940 Act and the rules thereunder, the Administrator agrees that all such records prepared or maintained by the Administrator relating to the services provided hereunder are the property of the Trust and will be preserved for the periods prescribed under Rule 31a-2 under the 1940 Act, maintained at the Trust's expense, and made available in accordance with such Section and rules. The Administrator further agrees to surrender promptly to the Trust upon its request and cease to retain in its records and files those records and documents created and maintained by the Administrator pursuant to this Agreement.

         5.       FEES, EXPENSES, EXPENSE REIMBURSEMENT.

                  (a) As compensation for the services rendered to the Trust pursuant to this Agreement, the Trust shall pay the Administrator monthly fees determined as set forth in Schedule A to this Agreement. Such fees are to be computed daily and paid monthly on the first business day of the month following provision of the services. Upon any termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be payable upon the date of termination of this Agreement.

                  (b) For the purpose of determining fees calculated as a function of the Fund's assets, the value of each Fund's assets and net assets shall be computed as required by its Prospectus or Offering Memorandum, as the case may be, generally accepted accounting principles and resolutions of the Board.

                  (c) The Administrator will from time to time employ or associate with such person or persons as may be appropriate to assist the Administrator in the performance of this Agreement. Such person or persons may be officers and employees who are employed or designated as officers by both the Administrator and the Trust. The compensation of such person or persons for such employment shall be paid by the Administrator and no obligation will be incurred by or on behalf of the Trust in such respect.

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                  (d) The Administrator will generally bear all of its own
         expenses in connection with the performance of its services under this Agreement. The Trust agrees to promptly reimburse the Administrator for any equipment and supplies specially ordered by or for the Trust through the Administrator and for any other expenses not contemplated by this Agreement that the Administrator may incur on the Trust's behalf at the Trust's request or as consented to by the Trust. Such other expenses to be incurred in the operation of the Trust and to be borne by the Trust, include, but are not limited to: taxes; interest charges; brokerage fees and commissions; salaries and fees of officers and Trustees who are not officers, directors, shareholders or employees of the Administrator, or the Trust's investment adviser or distributor; governmental fees, including, without limitation, SEC and state Blue Sky registration and qualification fees, levies, fines and other charges; advisory and administration fees; charges, fees and expenses of any custodian, registrar, transfer agent and depository of the Trust, including safekeeping of funds and securities and maintaining required books and accounts; expenses connected with the execution, recording and settlement of security transactions; expenses of calculating the net asset value of shares of the Trust; insurance premiums, including fidelity bond premiums; auditing and legal fees and expenses; costs of maintenance of corporate existence; expenses of typesetting and printing of prospectuses for regulatory purposes and for distribution to current shareholders of the Funds (the Trust's distributor to bear the expense of all other printing, production, and distribution of prospectuses, statements of additional information, and marketing materials); expenses of preparing, printing, mailing and production costs of shareholders' reports, notices and proxy statements and materials; costs and expenses of stationery and forms; costs and expenses of special telephone and data lines and devices; costs and expenses associated with shareholder and Board meetings; expenses relating to the issuance, registration and qualification of shares of the Trust; and any extraordinary expenses and other customary expenses. In addition, the Administrator may utilize one or more independent pricing services, approved from time to time by the Board, to obtain securities prices and to act as backup to the primary pricing services, in connection with determining the net asset values of the Funds, and the Trust will reimburse the Administrator for the Trust's share of the cost of such services based upon the actual usage, or a pro-rata estimate of the use, of the services for the benefit of the Funds.

          6. PROPRIETARY AND CONFIDENTIAL INFORMATION. The Administrator agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust, all records and other information relative to the Trust's prior, present or potential shareholders, and to not use such records and information for any purpose other than performance of the Administrator's responsibilities and duties hereunder. The Administrator may seek a waiver of such confidentiality provisions by furnishing reasonable prior notice to the Trust and obtaining approval in writing from the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Administrator may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities. Waivers of confidentiality are automatically effective without further action by the

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Administrator with respect to Internal Revenue Service levies, subpoenas and similar actions, or with respect to any request by the Trust.

         7.        DUTIES, RESPONSIBILITIES AND LIMITATION OF LIABILITY.

                  (a) In the performance of its duties hereunder, the Administrator shall exercise the due care and diligence of a mutual fund accounting agent, administrator and blue sky administrator, and shall act in good faith in performing the services provided for under this Agreement. In performing its services hereunder, the Administrator shall be entitled to rely on any oral or written instructions, notices or other communications from the Trust and its custodians, officers and Trustees, investors, agents and other service providers which the Administrator reasonably believes to be genuine, valid and authorized.

                  (b) Subject to the foregoing, the Administrator shall not be liable for any error of judgement or mistake of law or for any loss or expense suffered by the Trust, in connection with the matters to which this Agreement relates, except for a loss or expense resulting from willful misfeasance, bad faith or gross negligence on the Administrator's part in the performance of its duties or from reckless disregard by the Administrator of its obligations and duties under this Agreement. Any person, even though also an officer, director, partner, employee or agent of the Administrator, who may be or become an officer, director, partner, employee or agent of the Trust, shall be deemed when rendering services to the Funds or acting on any business of the Trust (other than services or business in connection with the Administrator's duties hereunder) to be rendering such services to or acting solely for the Trust and not as an officer, director, partner, employee or agent or person under the control or direction of the Administrator even though paid by the Administrator. As used in this Paragraph 7, the term "Administrator" shall include Signature Broker-Dealer Services, Inc. and/or any of its affiliates, and the Directors, officers and employees of Signature Broker-Dealer Services, Inc. and/or its affiliates.

                  (c) Subject to Paragraph 7 (b) above, the Administrator shall not be responsible for, and the Trust shall indemnify and hold the Administrator harmless from and against, any and all losses, damages, costs, reasonable attorneys' fees and expenses, payments, expenses and liabilities arising out of or attributable to:

               (i) all actions of the Administrator or its officers or agents required to be taken pursuant to this Agreement;

               (ii) the reliance on or use by the Administrator or its officers or agents of information, records, or documents which are received by the Administrator or its officers or agents and furnished to it or them by or on behalf of the Trust, and which have been prepared or maintained by the Trust, or any other third party on behalf of the Trust;


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



               (iii) the Trust's refusal or failure to comply with the terms of this Agreement or the Trust's lack of good faith, or its actions, or lack thereof, involving gross negligence or willful misfeasance;

               (iv) the breach of any representation or warranty of the Trust hereunder;

               (v) the reliance on or the carrying out by the Administrator or its officers or agents of any proper instructions or requests reasonably believed to be duly authorized; and

               (vi) the offer or sale of shares by the Funds in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any Federal agency or any state agency with respect to the offer or sale of such shares in such state resulting from activities, actions, or omissions by or on behalf of the Trust.

                  (d) The Administrator shall indemnify and hold the Trust harmless from and against any and all losses, damages, costs, charges, reasonable attorneys' fees and expenses, payments, expenses and liability arising out of or attributable to the Administrator's refusal or failure to comply with the terms of this Agreement; the Administrator's breach of any representation or warranty made by it herein; or the Administrator's lack of good faith, or acts involving gross negligence, willful misfeasance or reckless disregard of its duties.

         8. TERM. This Agreement shall become effective on the date first hereinabove written. This Agreement shall continue in effect unless terminated by the Board of Trustees of the Trust or by the Administrator, in each case on not more than 60 days' nor less than 30 days' written notice to the other party. Upon termination of this Agreement, the Trust shall pay to the Administrator such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of termination or the date that the provision of services ceases, whichever is later.

         9. ACTIVITIES OF THE ADMINISTRATOR. The services of the Administrator to the Trust are not to be deemed to be exclusive, the Administrator being free to render administrative and/or other services to other parties. It is understood that (i) Trustees, officers, and investors of the Trust are or may become interested in the Administrator and/or any of its affiliates, as Directors, officers, employees, or otherwise, (ii) Directors, officers and employees of the Administrator and/or any of its affiliates are or may become similarly interested in the Trust, and (iii) the Administrator and/or any of its affiliates may be or become interested in the Trust as an investor or otherwise.

         10. HIRING OF EMPLOYEES. The Trust and the Administrator agree that they will not enter into discussions of employment or make offers of employment to each others' employees without written approval from the other.


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



         11. NOTICES. Any notice required or permitted hereunder shall be in writing and shall be deemed to have been given when delivered in person or by certified mail, return receipt requested, to the parties at the following address (or such other address as a party may specify by notice to the other):

                  If to the Trust:


                  with a copy to:

                           Roger P. Joseph
                           Bingham, Dana & Gould
                           150 Federal Street
                           Boston, Massachusetts 02110
                           Fax: (617) 951-8736

         If to the Administrator:

                           Signature Broker-Dealer Services, Inc.
                           6 St. James Avenue, 9th Floor
                           Boston, MA  02116
                           Attention: Philip W. Coolidge
                           Fax: (617) 542-5815

Notice shall be effective upon receipt if by mail, on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of telex or facsimile, whichever occurs first.

         12. ASSIGNABILITY. This Agreement shall not be assigned by any of the parties hereto without the prior consent in writing of the other party; provided, however, that the Administrator may in its own discretion and without limitation or prior consent of the Trust, whenever and on such terms and conditions as the Administrator deems necessary or appropriate, subcontract, delegate or assign its rights, duties, obligations and liabilities to any one or more persons; provided, further, that any such subcontract, agreement or understanding shall not discharge the Administrator from its obligations hereunder. Similarly, the Administrator or its subcontractor, designee, or assignee may at its discretion, without notice to the Trust, enter into such subcontracts, agreements and understandings, whenever and on such terms and conditions as the Administrator or they deem necessary or appropriate to perform services hereunder, with non-affiliated third parties; provided, however, that such subcontract, agreement or understanding shall not discharge the Administrator, or its subcontractor, designee, or assignee, as the case may be, from the Administrator's obligations hereunder.

         13. WAIVER. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.


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         14. FORCE MAJEURE. The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, acts of God, earthquakes, fires, floods, wars, acts of civil or military authorities, or governmental actions.

         15. USE OF NAME. The Trust and the Administrator agree not to use the other's name nor the names of such other's affiliates, designees, or assignees in any prospectus, sales literature or other printed material written in a manner not previously, expressly approved in writing by the other or such other's affiliates, designees, or assignees, except where required by the SEC or any state agency responsible for securities regulation.

         16. AMENDMENTS. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         17. SEVERABILITY. If any provision of this Agreement is held or made invalid or unenforceable by a court decision, statute, rule or otherwise, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

         18. MISCELLANEOUS. This agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         19. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Massachusetts.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above. The undersigned officer of the Trust has executed this Agreement not individually, but as President under the Trust's Trust Instrument dated October 25, 1993, as the same may be amended from time to time, and the obligations of this Agreement are not binding upon any of the Trustees or investors of the Trust

         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

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individually, but bind only the trust estate.


                                          EXCELSIOR FUNDS


                                          By:/S/ PHILIP W. COOLIDGE
                                             Philip W. Coolidge
                                             President


                                          SIGNATURE BROKER-DEALER SERVICES, INC.


                                          By:/S/ PHILIP W. COOLIDGE
                                             Philip W. Coolidge
                                             President

UST038B

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                                                            SCHEDULE A

SERIES NAMES                             Fee (as a percentage of the
                                         average daily net assets of a
                                         FUND)

Excelsior Equity Fund                                 0.10%
Excelsior Income and Growth Fund                      0.10%
Excelsior Income Fund                                 0.10%
Excelsior Total Return Bond Fund                      0.10%
Excelsior Institutional Money Fund                    0.06%(*)
Excelsior Institutional Treasury Money Fund           0.06%(*)

(*)      $20,000 per annum minimum fee, regardless of asset level.

                                                       SCHEDULE B

         Excelsior Equity Fund
         Excelsior Income and Growth Fund
         Excelsior Income Fund
         Excelsior Total Return Bond Fund
         Excelsior Socially Responsible Equity Fund
         Excelsior Institutional Money Fund
         Excelsior Institutional Treasury Money Fund

                                   SCHEDULE C
              GENERAL DESCRIPTION OF TRUST ADMINISTRATION SERVICES

I.       FINANCIAL AND TAX REPORTING

         A. Prepare agreed upon management reports and Board of Trustees materials such as unaudited financial statements, distribution summaries, and deviations of mark-to-market valuation and the amortized cost for money market funds.

         B. Report Fund performance to outside services as directed by Trust management.

         C. Calculate dividend and capital gain distributions in accordance with distribution policies detailed in the Trust's prospectus(es). Assist management of the Trust in making final determinations of distribution amounts.

         D. Estimate and recommend year-end dividend and capital gain distributions necessary to establish each Fund's status as a regulated investment company ("RIC") under Section 4982 of the Internal Revenue Code of 1986, as amended (the "Code") regarding minimum distribution requirements.

         E. Prepare and file each Fund's federal tax return on Form 1120-RIC along with all state and local tax returns where applicable. Prepare and file Federal Excise Tax Return (Form 8613).

         F. Prepare and file each Fund's Semiannual Reports on Form N-SAR with the SEC.

         G. Prepare and coordinate printing of each Fund's Semiannual and Annual Reports to Shareholders.

         H. File copies of every financial report to shareholders with the SEC under Rule 30b2-1.

         I. In conjunction with transfer agent, notify shareholders as to what portion, if any, of the distributions made by the Funds during the prior fiscal year were exempt-interest dividends under Section 852
              (b)(5)(A) of the Code.

         J. Provide Form 1099-MISC to persons other than corporations (i.e., Trustees) to whom the Trust paid more than $600 during the year.

         K. Prepare and file California State Expense Limitation Report, if applicable.

         L. Provide financial information for proxies, prospectuses and offering memoranda.

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




II.      PORTFOLIO COMPLIANCE

         A. Assist with monitoring each Fund's compliance with investment restrictions (e.g., issuer or industry diversification, etc.) listed in the current prospectus(es) and statement(s) of additional information, or offering memorandum(a), as the case may be.

         B. Assist with monitoring each Fund's compliance with the requirements of the Code Section 851 for qualification as regulated investment companies (i.e., 90% Income, 30% Income - Short Three, Diversification Tests).

         C. Assist with monitoring investment manager's compliance with Board directives such as "Approved Issuers Listings for Repurchase Agreements", Rule 2a-7 procedures for money market funds and Rule 12d-3 procedures.

         D. Mail quarterly requests for "Securities Transaction Reports" to the Trust's Trustees and officers and "access persons" under the terms of the Trust's Code of Ethics and SEC regulations.

III.   REGISTRATION AND CORPORATE GOVERNANCE

         A. Prepare and file all post-effective amendments to the Trust's registration statement(s) on Form N-1A and file supplements as needed.

         B. Prepare and file proxy materials and administer shareholder meetings.

         C.   Prepare and file Rule 24f-2 Notice and Opinion.

         D. Prepare and file all state registrations of the Trust's securities including annual renewals, registering new Funds, preparing and filing sales reports, filing copies of the registration statement and of prospectuses and statements of additional information, and increasing registered amounts of securities in individual states.

IV.      GENERAL ADMINISTRATION

         A. Furnish persons to serve as officers of the Trust, subject to reasonable Board approval.

         B. Prepare fund expense projections, establish accruals and review on a periodic basis, including expenses based on a percentage of each Fund's average daily net assets (advisory and administrative fees) and expenses based on actual charges annualized and accrued daily (audit fees, registration fees, Trustees' fees, etc.).


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



         C. For new Funds, obtain Employer Identification Number and CUSIP numbers for Funds. Estimate organization (offering) costs and monitor against actual disbursements.

         D. Coordinate all communications and data collection with regards to any regulatory examinations and yearly audits by independent accountants.

                                   SCHEDULE D
                    DESCRIPTION OF TRUST ACCOUNTING SERVICES

I.       GENERAL DESCRIPTION

         The Administrator shall provide the following accounting services to the Trust:

         A. Maintenance of the books and records and accounting controls for the Trust's assets, including records of all securities transactions;

         B. Calculation and transmission of each Fund's Net Asset Value to the NASD source for publication of prices in accordance with the prospectus and to such other entities as directed by the Trust;

         C. Accounting for dividends and interest received and distributions made by the Funds;

         D. Preparation and filing of each Fund's tax returns and Semiannual Reports on Form N-SAR;

         E. Production of transaction data, financial reports and such other periodic and special reports as the Board may reasonably request;

         F. The preparation of financial statements for the semiannual and annual reports and other shareholder communications;

         G.   Liaison with the Trust's independent auditors; and

         H. Monitoring and administration of arrangements with the Trust's custodian and depository banks. A listing of reports that will be available to the Trust is included below.

II.      DOMESTIC FUND ACCOUNTING DAILY REPORTS

         A.       General Ledger Reports
                  1.  Trial Balance Report
                  2.  General Ledger Activity Report

         B.       Portfolio Reports
                  1.  Portfolio Report
                  2.  Cost Lot Report
                  3.  Purchase Journal
                  4.  Sell/Maturity Journal
                  5.  Amortization/Accretion Report
                  6.  Maturity Projection Report

         C.       Pricing Reports
                  1.  Pricing Report
                  2.  Pricing Report by Market Value

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



                  3.  Pricing Variance by % Change
                  4.  NAV Report
                  5.  NAV Proof Report
                  6.  Money Market Pricing Report

         D.       Accounts Receivable/Payable Reports
                  1.  Accounts Receivable for Investments Report
                  2.  Accounts Payable for Investments Report
                  3.  Interest Accrual Report
                  4.  Dividend Accrual Report

         E.       Other Reports
                  1.  Dividend Computation Report
                  2.  Cash Availability Report
                  3.  Settlement Journal

III. INTERNATIONAL FUND ACCOUNTING DAILY REPORTS

         A.       General Ledger
                  1.  Trial Balance Report
                  2.  General Ledger Activity Report

         B.       Portfolio Reports
                  1.  Portfolio Report by Sector
                  2.  Cost Lot Report
                  3.  Purchase Journal
                  4.  Sell/Maturity Journal

         C.       Currency Reports
                  1.  Currency Purchase/Sales Journal
                  2.  Currency Valuation Report

         D.       Pricing Reports
                  1.  Pricing Report by Country
                  2.  Pricing Report by Market Value
                  3.  Price Variance by % Change
                  4.  NAV Report
                  5.  NAV Proof Report

         E.       Accounts Receivable/Payable Reports
                  1.  Accounts Receivable for Investments Sold/Matured
                  2.  Accounts Payable for Investments Purchased
                  3.  Accounts Receivable for Forward Exchange Contracts
                  4.  Accounts Payable for Forward Exchange Contracts
                  5.  Interest Receivable Valuation
                  6.  Interest Recoverable Withholding Tax
                  7.  Dividends Receivable Valuation
                  8.  Dividends Recoverable Withholding Tax

         F.        Other Reports
                  1.  Exchange Rate Report


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IV.      MONTHLY FUND ACCOUNTING REPORTS

         A.       Standard Reports
                  1.  Cost Proof Report
                  2.  Transaction History Report
                  3.  Realized Gain/Loss Report
                  4.  Interest Record Report
                  5.  Dividend Record Report
                  6.  Broker Commission Totals
                  7.  Broker Principal Trades
                  8.  Shareholder Activity Report
                  9.  Fund Performance Report
                  10. SEC Yield Calculation Work Sheet

         B.       International Reports
                  1.  Forward Contract Transaction History Report
                  2.  Currency Gain/Loss Report

UST038B